Third Quarter 2021 Investor Presentation November 4, 2021

We make forward-looking statements in this presentation that are subject to risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; our ability to obtain financing arrangements; financing and advance rates for mortgage loans, MBS and our potential target assets; our expected leverage; general volatility of the securities markets in which we invest and the market price of our common stock; our expected investments; interest rate mismatches between mortgage loans, MBS and our potential target assets and our borrowings used to fund such investments; changes in interest rates and the market value of MBS and our potential target assets; changes in prepayment rates on mortgage loans, Agency MBS and Non-Agency MBS; effects of hedging instruments on MBS and our potential target assets; rates of default or decreased recovery rates on our potential target assets; the degree to which any hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of investment opportunities in mortgage-related, real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies, such as the COVID-19 pandemic. The forward-looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in our filings with the SEC under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. This presentation is not an offer to sell securities nor a solicitation of an offer to buy securities in any jurisdiction where the offer and sale is not permitted. 1 Safe Harbor Statement

Lisa Meyer President, Chief Financial Officer & Treasurer Bonnie Wongtrakool Chief Executive Officer Greg Handler Chief Investment Officer 2 Sean Johnson Deputy Chief Investment Officer Third Quarter 2021 WMC Earnings Call Presenters

3 Western Asset Mortgage Capital Corporation (“WMC”) is a public REIT that benefits from the leading fixed income management capabilities of Western Asset Management Company, LLC ("Western Asset") • One of the world’s leading global fixed income managers, known for team management, proprietary research, robust risk management and a long-term fundamental value approach • AUM of $483.5 billion(1) ◦ AUM of the Mortgage and Consumer Credit Group is $63.4 billion(1) ◦ Extensive mortgage and consumer credit investing track record • Publicly traded mortgage REIT positioned to capture attractive current and long-term investment opportunities in the residential and commercial mortgage markets • Completed Initial Public Offering in May 2012 Please refer to page 22 for footnote disclosures. Overview of Western Asset Mortgage Capital Corporation

4 Cyclical vs. Secular • The near-term cyclical outlook is very strong. Longer term, the recovery and inflation rates will downshift Fixed-Income Outlook • Covid continues to impact global populations, but the worst of the delta variant is behind us • US and global growth decelerating from high levels • Monetary accommodation will be reduced from crisis levels • The bar for Fed tightening remains high and is unlikely to be met in 2022 • Global fiscal stimulus will be sharply reduced • Inflation remains challenging but will ease meaningfully during 2022 Investment implications. • Global growth, which has recently downshifted but remains firm, continues to support mortgage spreads • The recovery of “reopening” sectors has been delayed, not derailed • With the Fed committed to tapering, risk asset volatility should increase • Rates should remain range-bound – in an estimated 1.25% -1.75% band for 10-year US treasuries Late 2021 and First Half 2022 Manager General Investment Outlook

US Housing Market Fundamentals Appears on firm footing with tight supply and solid demand. 5

CMBS Delinquency 620 Performance Recovery Continues

7Please refer to page 22 for footnote disclosures. Investment Strategy Our investment strategy's primary goal is to generate attractive returns while preserving book value. We continue to find value in credit sensitive mortgages. Under current market conditions we expect to continue to focus investments in non-qualified residential mortgages and other mortgage credit that are accretive to portfolio earnings. Target Investments Residential Non-Qualified Mortgages ◦ Program initiated in 2014 ◦ No cumulative losses ◦ Strategic partnerships with seasoned originators ◦ Average coupon in the low 4% range ◦ Average loan to value mid to high 60% at origination ◦ Non-recourse debt through securitization Other Mortgage Credit ◦ Assets with low leverage and strongly underwritten ◦ Commercial loans and securities ◦ Residential securities ◦ Yields between 4%-10% ◦ Favoring long-term financing utilizing structural leverage and low recourse leverage

8Please refer to page 22 for footnote disclosures. During the third quarter we continued strengthening our balance sheet by refinancing a significant portion of our 6.75% Convertible Senior Unsecured Notes due in October 2022 ("2022 Notes"), and separately improved liquidity. BUSINESS UPDATE • In August 2021, the Company repurchased $22.3 million aggregate principal amount of its 2022 Notes at an approximate 2.8% discount to par value, plus accrued interest. • In September 2021, the Company issued $86.3 million aggregate principal amount of 6.75% Convertible Senior Unsecured Notes ("2024 Notes"), for net proceeds of $83.4 million. The notes mature on September 15, 2024, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms. Contemporaneous with the issuance of the 2024 Notes, the Company used the net proceeds and $20.2 million in cash on hand to repurchase $100.3 million of the 2022 notes at par plus accrued interest. As of September 30, 2021 there were $45.7 million outstanding in 2022 Notes and $86.3 million outstanding in 2024 Notes. • During the three months ended September 30, 2021, the Company acquired $233.2 million of residential whole loans. • During the three months ended September 30, 2021, approximately $157.2 million of Commercial Loans and Non-Agency CMBS investments paid off in full. THIRD QUARTER FINANCIAL RESULTS Our financial results were negatively impacted by a decline in fair value of two of our commercial investments. • GAAP book value per share of $3.45 at September 30, 2021 • Economic book value(2) per share of $3.20 at September 30, 2021. • GAAP net loss of $4.2 million or a net loss of $0.07 per basic and diluted share. • Distributable earnings(3) of $3.8 million, or $0.06 per basic and diluted share. • Economic return(4) on GAAP book value was negative 1.1% for the quarter. • 1.81% annualized net interest margin(5) on our investment portfolio. • Recourse leverage was 2.9x at September 30, 2021 • On September 23, 2021, we declared a third quarter common dividend of $0.06 per share. 0 Third Quarter Results

9 The following are the Company's key financial metrics as of September 30, 2021; Share Price Market Cap (in MMs) Q3 Dividend Q3 Dividend Yield Recourse Leverage Net Interest Margin(5) $2.61 $158.8 $0.06 9.2% 2.9x 1.81% September 30, 2021 GAAP Book Value Per Share June 30, 2021 GAAP Book Value Per Share Q3 Book Value Change Price to GAAP Book Value $3.45 $3.55 (2.8)% 75.7% September 30, 2021 Economic Book Value(2) June 30, 2021 Economic Book Value(2) Q3 Economic Book Value Change Q3 Economic Return(3) $3.20 $3.28 (2.4)% (1.1)% Please refer to page 22 for footnote disclosures. Key Financial Metrics

Portfolio Summary ($ in thousands) September 30, 2021 No. of Investments Principal Balance Amortized Cost Fair Value Residential Whole Loans 2,193 $ 908,512 $ 933,973 $ 949,417 Commercial Loans 7 192,172 192,170 128,766 Non-Agency CMBS, including IOs 24 212,440 196,966 134,650 Agency and Non-Agency RMBS, including IOs 16 36,879 28,247 29,353 Securitized Commercial Loan(6) 1 1,385,591 1,268,567 1,377,005 Residential Bridge Loans 12 6,654 6,655 5,960 Other Securities(7) 10 51,269 48,066 52,093 Real Estate Owned ("REO")(11) 5 N/A $ 43,624 N/A 2,268 $ 2,793,517 $ 2,718,268 $ 2,677,244 3.2% 54.2% 1.0% 36.8% 4.8% Hotel Retail Mixed Use Single Family Residential Other Property Type 10 51.4% 35.6% 4.8% 5.0% 1.9% Securitized Commercial Loans Residential Whole-Loans Commercial Loans Non-Agency CMBS Other Securities Agency and Non-Agency RMBS Residential Bridge Loans Please refer to page 22 for footnote disclosures. Investment Portfolio Overview Investment Type

11 Overview ($ in thousands) September 30, 2021 Total number of loans 2,193 Principal $ 908,512 Fair value $ 949,417 Unrealized gain $ 15,444 Weighted average remaining term in years 27.6 Weighted average LTV 64.3 % Weighted average original FICO score(8) 745 Loan Performance Geographic Concentration 73.0% 19.9% 5.9%0.8% 0.4% West Northeast Southeast Southwest Midwest N um be r o f L oa ns 1 2,155 15 0 3 19 Loans in Forbearance Current 1-30 Days 31-60 Days 61-90 Days 90+ Days 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2,250 2,500 2,750 3,000 Residential Whole Loans Please refer to page 22 for footnote disclosures.

12 Overview ($ in thousands) September 30, 2021 Number of loans held 7 Principal balance $ 192,172 Fair value $ 128,766 Unrealized loss $ 63,404 Percentage of floating rate loans 100.0 % Percentage of senior loans 78.6 % Number of performing loans 6 Weighted average extended life in years 2.1 Weighted average original LTV 59.7% 14.6% 34.3% 29.7% 21.4% Nursing Home/Assisted Living Facilities Hotel Retail Retail and Entertainment Center Property Type Geographic Concentration 41.6% 21.7% 20.6% 16.1% Northeast Midwest Southeast West Unleveraged Weighted Average Effective Yield(9) 6.5% 6.5% 6.6% 3.5% 2.6% 9/30/20 12/31/20 3/31/21 6/30/21 9/30/21 0% 2% 4% 6% 8% 10% Commercial Loans Please refer to page 22 for footnote disclosures.

Commercial Loans as of September 30, 2021 ($ in thousands)

Loan	Acquisition Date	Loan Type	Principal Balance	Fair Value	LTV	Interest Rate	Maturity Date	Extension Option	Collateral	Geographical Location
CRE 3[(1)]	August 2019	Interest-Only Mezzanine loan	90,000	27,495	58%	1-Month LIBOR plus 9.25%	6/29/2021	Two-Year First Extension and One-Year Second Extension	Entertainment and Retail	Northeast
CRE 4	September 2019	Interest-Only First Mortgage	38,367	38,294	63%	1-Month LIBOR plus 3.02%	8/6/2022	Two One-Year Extensions	Retail	Northeast
CRE 5	December 2019	Interest-Only First Mortgage	24,535	24,085	62%	1-Month LIBOR plus 3.75%	11/6/2022	Three One-Year Extensions	Hotel	Northeast
CRE 6	December 2019	Interest-Only First Mortgage	13,207	12,964	62%	1-Month LIBOR plus 3.75%	11/6/2022	Three One-Year Extensions	Hotel	West
CRE 7	December 2019	Interest-Only First Mortgage	7,259	7,126	62%	1-Month LIBOR plus 3.75%	11/6/2022	Three One-Year Extensions	Hotel	Midwest and Southeast
CRE8	December 2019	Interest-Only First Mortgage	4,442	4,440	79%	1-Month LIBOR plus 4.85%	12/6/2022	None	Assisted Living Facilities	Southeast
SBC 3	January 2019	Interest-Only First Mortgage	14,362	14,362	49%	1-Month LIBOR plus 4.1%	7/6/2022	None	Nursing Facilities	Northeast
			$ 192,172	$128,766						

(1) CRE 3 is a non-performing loan that is on non-accrual status as of May 2021. The Company is currently in discussions with the borrower and certain other lenders regarding alternatives to address the situation which might include modifications of loan terms, deferral of payments and the funding of new advances. There can be no assurance that these discussions will result in an outcome in which the Company would be repaid any amount of the loan and the Company may suffer further declines in fair value with respect to the mezzanine investment. For the three months ended September 30, 2021, the Company suffered a further decline of $5.2 million in the fair value of this investment. The Company could experience a total loss of its investment under various scenarios, which at current levels would result in a $27.5 million reduction in the Company's book value.

13

Western Asset Mortgage Capital Corp.

141 5 Overview ($ in thousands) September 30, 2021 Total number of investments 24 Principal $ 212,440 Fair value $ 134,650 Unrealized loss $ 62,316 Weighted average expected life in years 2.8 Weighted average original LTV 64.7% 13.0% 48.1% 38.9% Investment Grade Non-Investment Grade Not Rated 0.8% 0.5% 7.1% 0.2% 10.5% 8.6% 9.8% 3.6% 13.3% 43.6% 2.0% 2006 2007 2011 2012 2014 2015 2016 2017 2018 2019 2020 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% Ratings Category Vintage Vintage Year 27.9% 25.6% 19.8% 13.8% 8.5%4.4% Hotel Retail Mixed Used Office Multifamily Other Property Type Geographic Concentration 17.3% 10.6% 9.5% 47.0% 14.0%1.6% Midwest Bahamas Northeast West South Other Non-Agency CMBS Investments

15 Overview September 30, 2021 Total number of investments 1 Principal $ 1,385,591 Fair value $ 1,377,005 Unrealized gain $ 108,438 Weighted average expected life in years 3.9 Weighted average yield 6.8 % Securitized Commercial Loan Portfolio Principal Amortized Cost Fair Value Property Type CSMC Trust 2014 - USA 1,385,591 1,268,567 1,377,005 Retail and Entertainment Center The Company had a variable interest in one third party sponsored CMBS VIE, CSMC Trust 2014-USA. The Company determined that it was the primary beneficiary of this VIEs and was required to consolidate. The securitized commercial loan that serve as collateral for the securitized debt issued by this VIE can only be used to settle the securitized debt. The following table represents the Company's economic exposure to the VIE, which is limited to the fair value if its investments: Investment in CMBS VIE Principal Amortized Cost Fair Value CSMC Trust 2014 - USA - Class F 14,900 13,911 11,511 Securitized Commercial Loans ($ in thousands)

18.1% 20.5% 12.8% 40.5% 7.3%0.8% Commercial Loans Non-Agency CMBS Agency and Non-Agency RMBS Residential Whole-Loans Other Securities Residential Bridge Loans Portfolio Summary ($ in thousands) September 30, 2021 No. of Investments Principal Balance Amortized Cost Fair Value Borrowings Residential Whole Loans 446 $ 278,185 $ 289,846 $ 288,853 $ 238,444 Commercial Loans 7 192,172 192,170 128,766 74,272 Non-Agency CMBS, including IOs 25 227,340 210,877 146,161 78,666 Agency and Non-Agency RMBS, including IOs 26 77,405 68,773 91,032 56,016 Residential Bridge Loans 12 6,654 6,655 5,960 5,817 Other Securities 10 51,269 48,066 52,093 30,093 REO(11) 5 N/A 43,624 N/A $ — 526 $ 833,025 $ 860,011 $ 712,865 $ 483,308 54.1% 10.4% 11.5% 2.6% 18.8% 2.6% Residential Retail and Entertainment Hotel Nursing Home/Assisted Living Facilities Other Office 16 Investment Portfolio Overview (Unconsolidated)* Investment Type Property Type *Excludes consolidation of VIE Trusts (CMSC USA, Arroyo 2019-2 and Arroyo 2020-1 required under GAAP. See page 24 for reconciliation to GAAP basis portfolio composition. Please refer to page 22 for footnote disclosures.

17 *Excludes consolidation of VIE Trusts (CMSC USA, Arroyo 2019-2 and Arroyo 2020-1 required under GAAP Please refer to page 23 for footnote disclosures. Total Investment Portfolio ($ in thousands) September 30, 2021 Consolidated (As Reported) Investments of Consolidated VIEs Interest in securities of VIEs owned Unconsolidated (Non GAAP) Residential Whole Loans $ 949,417 $ (660,564) $ — $ 288,853 Commercial Loans 128,766 — — 128,766 Non-Agency CMBS, including IOs 134,650 — 11,511 146,161 Agency and Non-Agency RMBS, including IOs 29,353 — 61,679 91,032 Securitized Commercial Loan(6) 1,377,005 (1,377,005) — — Residential Bridge Loans 5,960 — — 5,960 Other Securities(7) 52,093 — — 52,093 REO(11) 43,624 — — 43,624 Total $ 2,720,868 $ (2,037,569) $ 73,190 $ 756,489 Adjusted* Portfolio Composition

Financing ($ in thousands)

At September 30, 2021, the Company had borrowings under five master repurchase agreements. Of the $483.3 million in outstanding repurchase agreement borrowings, $411.9 million of the borrowings are in long-term facilities with limited mark to market margin call exposure.

Repurchase Agreement Financing September 30, 2021				
		Outstanding Borrowings	**Weighted Average Interest Rate Interest Rate**	**Weighted Average Remaining Days to Maturity**
Short-Term Borrowings				
Agency RMBS	$	1,048	1.05%	59
Non-Agency CMBS		10,314	1.75%	12
Residential Whole Loans [12]		41,013	2.66%	4
Residential Bridge Loans		5,817	2.60%	4
Commercial Loans		10,603	3.18%	4
Other Securities[7]		2,587	3.52%	19
Subtotal		**71,382**	**2.60%**	**7**
Long-Term Borrowings:				
Non-Agency CMBS		68,352	2.12%	193
Non-Agency RMBS		15,632	2.12%	217
Residential Whole Loans		236,767	3.00%	36
Commercial Loans		63,669	2.27%	360
Other Securities[7]		27,506	2.12%	217
Subtotal		**411,926**	**2.65%**	**113**
Repurchase agreements borrowings		**483,308**	**2.64%**	**98**
Less unamortized debt issuance costs		40	N/A	N/A
Repurchase agreements borrowings, net		483,268	2.64%	98

Please refer to page 22 for footnote disclosures.

18

Western Asset Mortgage Capital Corp.

Long-Term Financing Facilities Residential Whole Loan Financing Facility • The Company's residential whole loan facility has an advance rate of 85% and has an interest rate of LIBOR plus 2.75%, with a LIBOR floor of 0.25%. The facility matures on November 5, 2021. As of September 30, 2021, approximately $287.1 million in non QM loans were financed in the facility with outstanding borrowings of $236.8 million. Commercial Whole Loan Facility • As of September 30, 2021, the Company had approximately $63.7 million in borrowings, with a weighted average interest rate of 2.27% under its commercial whole loan facility. The borrowing is secured by loans with an estimated fair market value of $86.9 million as of September 30, 2021. On May 5, 2021, we amended our Commercial Whole Loan Facility to, among other things, convert the term to a 12-month facility with up to a 12-month extension option, subject to the lender's consent. Non-Agency CMBS and Non-Agency RMBS Facility • The Company securities repurchase facility has limited mark to market margin requirements and at March 31, 2021 had an interest rate of three- month LIBOR plus 5.0% payable quarterly in arrears. On May 5, 2021, we amended our Non-Agency CMBS and Non-Agency RMBS financing facility to, among other things, extend the facility for an additional 12 months and reduce the interest rate. The amended facility has improved advance rates and bears interest at a rate of three-month LIBOR plus 2.00%. As of September 30, 2021, the outstanding balance under this facility was $111.5 million. The borrowing is secured by investments with an estimated fair market value of $196.7 million as of September 30, 2021. Convertible Senior Unsecured Notes • As of September 30, 2021, the Company had $45.7 million in aggregate principal amount of 2022 Notes outstanding. The notes mature on October 1, 2022, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by the Company except during the final three months prior to maturity. The initial conversion rate was 83.1947 shares of common stock per $1,000 principal amount of notes and represented a conversion price of $12.02 per share of common stock. • As of September 30, 2021, the Company had $86.3 million in aggregate principal amount of 2024 Notes outstanding. The 2024 Notes mature on September 15, 2024, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by the Company except during the final three months prior to maturity. The initial conversion rate was 337.9520 shares of common stock per $1,000 principal amount of notes and represented a conversion price of $2.96 per share of common stock. 19Please refer to page 22 for footnote disclosures. Financing (Continued)

Financing (Continued)

Non-Recourse Financings

Mortgage-Backed Notes

The residential mortgage-backed notes issued in connection with securitizations sponsored by the Company for the Arroyo Trust 2019-2 and the Arroyo Trust 2020-1 securitizations can only be settled with the residential loans that serve as collateral for the securitized debt and are non-recourse to the Company. These notes are carried at amortized cost on the Company's Consolidated Balance Sheets. The Company retained the subordinate bonds, and these bonds had a fair market value of $35.9 million and $26.0 million, respectively, at September 30, 2021. The retained subordinate bonds for both securitizations are eliminated in consolidation.

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo Trust 2019 securitization at September 30, 2021 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:(10)				
Class A-1	$ 330,944	3.3%	$ 330,944	4/25/2049
Class A-2	17,740	3.5%	17,740	4/25/2049
Class A-3	28,106	3.8%	28,106	4/25/2049
Class M-1	25,055	4.8%	25,055	4/25/2049
Subtotal	401,845		401,845	
Less: Unamortized Deferred Financing Cost	N/A		3,727	
Total	**$ 401,845**		**$ 398,118**	

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo Trust 2020 securitization at September 30, 2021 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:(10)				
Class A-1A	$ 148,244	1.7%	$ 148,244	3/25/2055
Class A-1B	17,591	2.1%	17,591	3/25/2055
Class A-2	13,518	2.9%	13,518	3/25/2055
Class A-3	17,963	3.3%	17,963	3/25/2055
Class M-1	11,739	4.3%	11,739	3/25/2055
Subtotal	209,055		209,055	
Less: Unamortized Deferred Financing Costs	N/A		2,154	
Total	**$ 209,055**		**$ 206,901**	

Please refer to page 22 for footnote disclosures.

20

Western Asset Mortgage Capital Corp.

Financing (Continued)

As of September 30, 2021, the Company had a consolidated commercial mortgage-backed variable interest entities that had an aggregate outstanding principal amount of $1.4 billion. The securitized debt of the trust can only be settled with the collateral held by the trust and is non-recourse to the Company. The Company holds an interest in certain subordinate bond of CMSC 2014 USA securitizationn and the bonds had a fair market value of $11.5 million, at September 30, 2021. The retained subordinate bond for the securitization is not reflected in the below tables because it is eliminated in consolidation.

The following table summarizes CSMC 2014 USA's commercial mortgage pass-through certificates at September 30, 2021 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Class A-1	$ 120,391	3.3%	$ 126,264	9/11/2025
Class A-2	531,700	4.0%	570,167	9/11/2025
Class B	136,400	4.2%	138,562	9/11/2025
Class C	94,500	4.3%	92,630	9/11/2025
Class D	153,950	4.4%	142,388	9/11/2025
Class E	180,150	4.4%	161,900	9/11/2025
Class F	153,600	4.4%	118,664	9/11/2025
Class X-1 (Interest Only)	N/A	0.5%	12,347	9/11/2025
Class X-2 (Interest Only)	N/A	0.03%	2,572	9/11/2025
	$ 1,370,691		**$ 1,365,494**	

21

Western Asset Mortgage Capital Corp.

22 (1) As of September 30, 2021. (2) Economic book value is a non-GAAP financial measure of our financial position on an unconsolidated basis. The Company owns certain securities that represent a controlling variable interest, which under GAAP requires consolidation; however, the Company's economic exposure to these variable interests is limited to the fair value of the individual investments. Economic book value is calculated by taking the GAAP book value and 1) adding the fair value of the retained interest or acquired security of the VIEs held by the Company and 2) the removing the asset and liabilities associated with each of consolidated trusts (CSMC 2014 USA, Arroyo 2019-2 and Arroyo 2020-1). Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the actual financial interest of these investments irrespective of the variable interest consolidation model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies. (3) In the second quarter of 2021, the non–GAAP financial measure of Core Earnings was renamed Distributable Earnings. Distributable Earnings is a non-GAAP financial measure that is used by us to approximate cash yield or income associated with our portfolio and is defined as GAAP net income (loss) as adjusted, excluding, net realized gain (loss) on investments and termination of derivative contracts, net unrealized gain (loss) on investments and debt, net unrealized gain (loss) resulting from mark-to-market adjustments on derivative contracts, provision for income taxes, non-cash stock-based compensation expense, non-cash amortization of the convertible senior unsecured notes discount, one- time charges such as acquisition costs and impairment on loans and one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between us, our Manager and our Independent Directors and after approval by a majority of our independent directors. (4) Economic return, for any period, is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value. (5) Non-GAAP measures which include interest income, interest expense, the cost of interest rate swaps and interest income on IOs and IIOs classified as derivatives, and are weighted averages for the period. Excludes the net income from the consolidation of VIE Trusts required under GAAP. (6) At September 30, 2021, the Company held a Non-Agency CMBS security with a total fair market value of a $11.5 million, which resulted in the consolidation of a variable interest entities. The Securitized Commercial loans value represents the estimated fair market value of a single loan within a variable interest entities. (7) Other securities include ABS and GSE Credit Risk Transfer securities. (8) The original FICO score is not available for 215 loans with a principal balance of approximately $68.8 million at September 30, 2021. The Company has excluded these loans from the weighted average computation. (9) During Q2 2021, the CRE 3 mezzanine loan was placed in non-accrual status. As a result, the unleveraged weighted average effective yield decreased to 2.6% at September 30, 2021. (10) The subordinate notes were retained by the Company. (11) The Company had an REO property related to the foreclosure of a Commercial Loan collateralized by a hotel property. The REO property is held in an SPE that is consolidated. The REO has an aggregate carrying value of $42.5 million and is classified in "Other assets" in the consolidated balance sheet. The SPE is not wholly owned by the Company and the other member's interest in reflected as "Non-controlling" in the consolidated financial statements. Also, classified in other assets was approximately $1.1 million of REO related to foreclosed Residential Bridge Loans.Under GAAP REO held for sale is recorded at the lower of cost (carrying value) or fair market value less cost to sell. The Company's REO is carried at cost or carrying value not fair value less cost to sell. (12) Repurchase agreement borrowings on loans owned are through trust certificates. The trust certificates are eliminated upon consolidation. This includes $39.3 million borrowings on the trust certificates would have been classified as Non-Agency RMBS if the Arroyo 2019-2 and 2020-1 VIE's were not consolidated. Footnotes

23 Supplemental Information

24Please refer to page 22 for footnote disclosures. Amounts Per Share GAAP Book Value at June 30, 2021 $ 215,893 $ 3.55 Common dividend (3,651) (0.06) 214,234 3.52 Portfolio Income (Loss) Net interest margin 7,558 0.12 Realized gain (loss), net (1,024) (0.02) Unrealized gain (loss) on, net (6,109) (0.09) Net portfolio income (loss) 425 0.01 Operating expenses (2,536) (0.04) General and administrative expenses, excluding equity based compensation (2,155) (0.04) Provision for taxes 218 — GAAP Book Value at September 30, 2021 $ 210,186 $ 3.45 Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned Deconsolidation of the VIEs' assets (2,065,610) (33.95) Deconsolidation of the VIEs' liabilities 1,977,055 32.49 Interest in securities of VIEs owned, at fair value 73,390 1.21 Economic Book(4) Value at September 30, 2021 $ 195,021 $ 3.20 Book Value Roll Forward ($ in thousands)

Third Quarter Portfolio Income Attribution[1]

For Three Months Ended September 30, 2021 ($ in thousands - except per share data)

	Agency RMBS	Non-Agency CMBS	Non-Agency RMBS	Residential Whole-Loans	Residential Bridge Loans[6]	Other Securities[7]	Commercial Loans	Securitized Commercial Loans[6]	Total
Interest income[2]	$ 27	$ 4,290	369	$ 8,148	$ 89	$ 773	$ 2,847	$ 23,622	$ 40,164
Interest expense[3]	(5)	(836)	(147)	(8,324)	(70)	(277)	(1,341)	(21,980)	(32,979)
Net interest rate swap interest income[3]	—	13	2	57	1	3	17	2	96
Miscellaneous interest income[4]	—	—	—	—		276	—	—	276
Net interest income	22	3,467	224	(119)	20	775	1,523	1,644	7,557
Realized gain (loss) on investments	(1)	(221)	(31)	(939)	43	(53)	(283)	(40)	(1,526)
Unrealized gain (loss) on investments[5]	(93)	(2,980)	2,241	(2,393)	175	931	(5,495)	(9,617)	(17,232)
Securitized debt unrealized gain (loss)				—				11,138	11,138
Gain (loss) on derivative instruments, net	—	58	8	247	2	86	74	10	486
Portfolio income (loss)	**$ (72)**	**$ 324**	**$ 2,442**	**$ (3,204)**	**$ 240**	**$ 1,739**	**$ (4,181)**	**$ 3,135**	**$ 423**
Portfolio income (loss) per share	**$ —**	**$ 0.01**	**$ 0.04**	**$ (0.05)**	**$ —**	**$ 0.03**	**$ (0.07)**	**$ 0.05**	**$ 0.01**

(1) Non-GAAP measure which includes net interest margin (as defined in footnote 5) and realized and unrealized gains or losses in the portfolio.
(2) Non-GAAP measure which includes interest income on IO's and IIO's accounted for as derivatives and other income.
(3) Convertible senior notes interest expense has been allocated based on fair value of investments at September 30, 2021.
(4) Includes miscellaneous fees and interest on cash investments.
(5) Non-GAAP measure which includes net unrealized losses on IO's and IIO's accounted for as derivatives.
(6) The portfolio income attribution for securitized commercial loan is presented on a consolidated basis.
(7) Other securities include ABS and GSE Credit Risk Transfer securities.

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Western Asset Mortgage Capital Corp.

Western Asset Mortgage Capital Corporation c/o Financial Profiles, Inc. 11601 Wilshire Blvd., Suite 1920 Los Angeles, CA 90025 www.westernassetmcc.com Investor Relations Contact: Larry Clark Tel: (310) 622-8223 lclark@finprofiles.com Contact Information